UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________________________________________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2007

RARE Hospitality International, Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia	0-19924	58-1498312
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

8215 Roswell Road, Bldg. 600, Atlanta, GA 30350

(Addresses of Principal Executive Offices, including Zip Code)

(770) 399-9595

(Registrant’s Telephone Number, including Area Code)

______________________________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 27, 2007, the Compensation Committee of RARE Hospitality International, Inc. (the “Company”) amended the RARE Hospitality International, Inc. Amended and Restated 2002 Long-Term Incentive Plan (the “2002 Long-Term Incentive Plan”) to correct a typographical error by replacing an erroneous reference to Article 9 with a reference to Article 10 and to clarify that the repricing of an award granted under the 2002 Long-Term Incentive Plan is not permitted other than upon a change in capital structure of the company. This amendment is consistent with the disclosure provided in the proxy statement for the 2007 Annual Shareholders’ Meeting regarding the summary of the terms of the 2002 Long-Term Incentive Plan.

As revised, Section 11.2(c) reads in its entirety as follows:

(c) Except as otherwise provided in Article 10, an Option may not be repriced, and the exercise price of an Award may not be reduced, directly or indirectly (including, without limitation, an Award granted in substitution of another Award pursuant to Section 9.1), without the prior approval of the shareholders of the Company; and

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RARE Hospitality International, Inc.

By: /s/ W. DOUGLAS BENN
Name: W. Douglas Benn
Title: Executive Vice President, Finance
and Chief Financial Officer

Date: April 27, 2007